Exhibit 99.2

Windstream Announces Redemption of Its 8.625% Senior Notes due 2016

Release Date: Nov. 22, 2011

LITTLE ROCK, Ark. — Windstream Corp. (Nasdaq: WIN) is calling for redemption all of the approximately $201.5 million outstanding aggregate principal amount of its 8.625% Senior Notes due 2016 (the “Notes”) on December 22, 2011, at a redemption price payable in cash that is equal to $1,043.13 per $1,000 principal amount of Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

A notice of redemption is being sent to all currently registered holders of the Notes by U.S. Bank National Association, the trustee under the indenture governing the Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firms or financial institutions that hold Notes on their behalf.

This press release is for informational purposes only and does not constitute a notice of redemption with respect to or an offer to purchase or sell (or a solicitation of an offer to purchase or sell) any securities.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology solutions provider with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services, MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Cautionary Statement Regarding Forward-Looking Statements

Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements about Windstream’s expected ability to recover revenue loss from expected declines in intercarrier compensation for access to its network, expected levels of support from universal service funds or other government programs, the expected consummation of Windstream’s pending acquisition of PAETEC Holding Corp., expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, Windstream’s expected ability to fund operations, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, the expected timing and amount of contributions to Windstream’s pension plan, expected effective federal income tax rates and forecasted capital expenditure amounts. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statement include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	continued access line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;

•

the risk that Windstream will not be able to consummate its pending acquisition of PAETEC Holding Corp. within its expected timeframe, or at all, or without the imposition of adverse restrictions or conditions by regulatory authorities;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•

for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets; and

•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2010, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com